Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (File No. 333-61895, File No. 333-55970) and Form S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ Kesselman & Kesselman CPAs (ISR) A member of Pricewaterhouse Coopers International Limited

Tel Aviv, Israel
17 March, 2008